Exhibit 10.3.1

                       Amendment No. 1 to
              The Reader's Digest Association, Inc.
           1994 Key Employee Long Term Incentive Plan

     Effective as of April 11, 1996, The Reader's Digest
Association, Inc. 1994 Key Employee Long Term Incentive Plan (the
"Plan") is hereby amended as follows:

     1.   The Plan shall be amended by the addition of Article
XVIV, which shall read in its entirety as follows:

                          ARTICLE XVIV
           Election to Receive Awards in Lieu of Other
                          Compensation

               The Committee, in its sole discretion, may permit a Participant to elect pursuant to this Plan, on such terms and conditions as shall be approved by the Committee, to receive an Award under this Plan in lieu of receiving payment of other compensation, under this Plan or otherwise, from the Company or any Designated Subsidiary. The Committee shall have sole discretion to consent to or disapprove any such election by any Participant. The grant of Awards pursuant to such election shall be subject to the provisions and limitations of this Plan and applicable law.